Exhibit 99.1

News Release

Enbridge Energy Partners, L.P. Declares Distribution and Reports Earnings for Third Quarter 2015

HOUSTON — (November 2, 2015) - Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “the Partnership”) announced today that the board of directors of the delegate of its general partner has declared a cash distribution of $0.583 per unit, or $2.332 per unit on an annualized basis, representing a 5 percent increase compared with the third quarter of 2014. The distribution will be paid on November 13, 2015 to unitholders of record as of the close of business on November 6, 2015.

THIRD QUARTER HIGHLIGHTS

•	Reported third quarter adjusted EBITDA and distributable cash flow of $460.7 and $248.8 million, respectively.

•	On-track to achieve the high-end of previously communicated full year 2015 adjusted EBITDA and distributable cash flow guidance range.

•	Liquids pipeline system deliveries were approximately 6.5 percent higher than the third quarter 2014.

•	Completed a phase of the U.S. Mainline Expansion project, adding 230,000 barrels per day (bpd) of incremental mainline capacity.
•	Closed $1.6 billion senior unsecured notes offering October 6, 2015.

•	Enbridge Inc. (“Enbridge”) continues evaluation of systematic future drop-down offers to the Partnership.

“The Partnership’s financial and volumetric performance demonstrates the benefits of its low-risk business model and our liquids pipeline systems’ premier supply access and market demand pull. Our financial results through the third quarter of 2015 are well in-line with our expectations and supported by continued strong deliveries on our pipeline systems, complemented by pipeline expansion projects placed into service in 2014 and 2015. A phase of our U.S. Mainline Expansion completed in July 2015 increases our pipeline capacity by an incremental 230,000 barrels per day into Superior, Wisconsin, through the addition of new pump stations. Our organic growth program will enhance and expand our pipeline systems’ access to premium North American crude oil markets. These growth projects are underpinned by long-term, low-risk commercial structures, such as cost-of-service and take-or-pay, that are expected to deliver highly certain and sustainable cash flow growth,” said Mark Maki, president for the Partnership.

“The long-term outlook for the Partnership remains strong. Our liquids pipeline system is one of the most strategic energy infrastructure assets in North America. We expect continued high utilization of our pipeline systems, while we continue to progress our multi-billion dollar organic growth program. Enbridge and the Partnership are well-positioned to grow our pipeline systems and secure additional phased expansion opportunities that are attractive to our customers and our investors despite the low crude oil price environment. Also, Enbridge continues to evaluate the offering of selective drop-down opportunities to EEP of approximately $500 million annually from 2016 through 2019. This drop-down program, along with the existing options for EEP to increase its interests in certain projects jointly funded with Enbridge, at book-value, provide momentum for the Partnership to deliver distribution growth above its current 2 to 5 percent annual growth target.”

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“Our recent $1.6 billion senior unsecured notes offering highlights the importance of maintaining an investment grade credit rating and the benefits of being part of the Enbridge family of companies. Our notes offering provides the Partnership with substantial liquidity to continue to progress and fund our highly attractive organic growth program,” added Maki.

The Partnership’s key financial results for the three and nine months ended September 30, 2015, compared to the same periods in 2014, were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
(unaudited; dollars in millions, except per unit amounts)	2015	2014	2015	2014
Net income (1)	$82.1	$20.5	$125.1	$157.7
Net income (loss) per unit	0.07	(0.04)	(0.11)	0.15
Adjusted EBITDA(2)	460.7	406.7	1,315.3	1,107.7
Adjusted net income(1)	137.4	117.8	400.7	327.8
Adjusted net income per unit	0.23	0.25	0.69	0.66

(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Partners.

(2)	Includes non-controlling interest.

Adjusted net income for the three and nine month period ended September 30, 2015, as reported above, eliminates the effect of: (a) non-cash, mark-to-market net gains and losses; (b) non-cash goodwill impairment; (c) environmental costs, net of insurance recoveries, associated with the Line 6B incident; (d) Line 2 hydrotest expenses, net of recoveries, and other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

Adjusted net income of $137.4 million for the third quarter of 2015 was $19.6 million higher than the same period from the prior year. Higher earnings were primarily attributable to additional assets placed into service and higher deliveries on our liquid pipeline systems.

During the third quarter, the Partnership attributed approximately $22.5 million of earnings to its outstanding Series 1 Preferred units. This amount is deducted from net income to arrive at the amount of net income attributable to the general and limited partners. Preferred distributions are accrued at an annual rate of 7.5 percent.

In a key recent development, our limited partnership agreement was amended to restructure the terms of the Series 1 Preferred Units to strengthen the Partnership’s near to medium term distributable cash flow outlook. The amendment extends the payment deferral for distributions accruing for the Series 1 Preferred Units through June 30, 2018 and alters the repayment schedule of those deferrals to allow repayment of the accumulated deferral amount in equal amounts over a twelve quarter period beginning in early 2019. Additionally, the amendment extends the current preferred distribution accrual rate until June 30, 2020.

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COMPARATIVE EARNINGS STATEMENT

	Three months ended		Nine months ended
	September 30,		September 30,
(unaudited; dollars in millions except per unit amounts)	2015	2014	2015	2014
Operating revenue	$1,267.7	$1,942.3	$4,009.4	$5,893.0
Operating expenses:
Commodity cost	522.7	1,238.2	1,972.4	3,986.7
Environmental costs, net of recoveries	1.1	50.1	1.1	93.3
Operating and administrative	280.6	235.3	704.9	676.9
Power	71.6	59.5	192.4	164.1
Depreciation and amortization	136.9	118.8	394.8	336.0
Goodwill impairment	-	-	246.7	-
Asset impairment	-	-	12.3	-
Operating income	254.8	240.4	484.8	636.0
Interest expense	(88.2)	(137.1)	(214.5)	(294.2)
Allowance for equity used during construction	13.7	14.5	54.0	47.8
Other income	8.8	1.8	20.7	2.2
Income before income tax expense	189.1	119.6	345.0	391.8
Income tax expense	(4.6)	(2.1)	(3.2)	(6.1)
Net income	184.5	117.5	341.8	385.7
Less: Net income attributable to:
Noncontrolling interest	77.8	70.7	139.1	149.4
Series 1 preferred unit distributions	22.5	22.5	67.5	67.5
Accretion of discount on Series 1 preferred units	2.1	3.8	10.1	11.1
Net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$82.1	$20.5	$125.1	$157.7
Less: Allocations to general partner	56.0	35.0	162.5	108.2
Net income (loss) allocable to common units and i-units	$26.1	$(14.5)	$(37.4)	$49.5
Weighted average common units and i-units (basic and diluted)	341.1	328.8	337.9	327.6
Net income (loss) per common unit and i-unit (basic and diliuted)	$0.07	$(0.04)	$(0.11)	$0.15

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COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three and nine month periods ended September 30, 2015 with the same periods of 2014. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

	Three months ended		Nine months ended
Adjusted Operating Income	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Liquids	$295.1	$269.7	$838.1	$705.7
Natural Gas	9.9	(3.2)	19.6	10.1
Corporate	(3.3)	(3.8)	(10.9)	(6.9)
Adjusted operating income	$301.7	$262.7	$846.8	$708.9

Liquids – Third quarter adjusted operating income for the Liquids segment increased $25.4 million to $295.1 million over the comparable period in 2014. Higher revenues in the third quarter were attributable to an increase in transportation rates and higher deliveries on our liquids pipeline systems, in addition to meaningful contributions from growth projects placed into service in 2014 and 2015. Total liquids system deliveries increased approximately 6.5 percent over the same period from the prior year. The Partnership placed approximately $2.5 billion of growth projects into service in 2014 through the completion of a large component of its Eastern Access Program, specifically the Line 6B Replacement project from Griffith, Indiana to the International Border, and our Mainline Expansions on Lines 61 and 67. Collectively, these growth projects were the main drivers for the increase in revenues and system deliveries during the third quarter of 2015 over the comparable period in 2014.

	Three months ended		Nine months ended
Liquids Systems Volumes	September 30,		September 30,
(thousand barrels per day)	2015	2014	2015	2014
Lakehead	2,338	2,172	2,292	2,088
Mid-Continent	216	191	212	193
North Dakota	333	347	346	303
Total	2,887	2,710	2,850	2,584

Natural Gas – Third quarter adjusted operating income for the Natural Gas segment was $13.1 million higher compared to the same period of 2014. The increase in adjusted operating income was predominantly attributable to higher NGL production volumes on our major systems, in addition to higher storage margins and seasonal optimization opportunities in our NGL marketing business. The increase in adjusted operating income was also supported by lower operating and administrative expenses related to cost reduction measures enacted. The decrease in natural gas system volumes was primarily attributable to the continued low commodity price environment for hydrocarbons, which has resulted in reductions in drilling activity from producers in the areas we operate.

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	Three months ended		Nine months ended
Natural Gas Throughput	September 30,		September 30,
(MMBtu per day)	2015	2014	2015	2014
East Texas	966,000	1,063,000	981,000	1,021,000
Anadarko	760,000	806,000	794,000	816,000
North Texas	262,000	304,000	274,000	292,000
Total	1,988,000	2,173,000	2,049,000	2,129,000

	Three months ended		Nine months ended
NGL Production	September 30,		September 30,
(Barrels per day)	2015	2014	2015	2014
Total System Production	85,343	84,121	82,498	82,845

ENBRIDGE ENERGY MANAGEMENT DISTRIBUTION

Enbridge Energy Management, L.L.C. (NYSE: EEQ) (“Enbridge Management”) today declared a distribution of $0.583 per share payable on November 13, 2015 to shareholders of record on November 6, 2015. The distribution will be paid in the form of additional shares of Enbridge Management valued at the average closing price of the shares for the 10 trading days prior to the ex-dividend date on November 4, 2015. Enbridge Management’s sole asset is its approximate 15 percent limited partner interest in Enbridge Partners. Enbridge Management’s results of operations, financial condition and cash flows depend on the results of operations, financial condition and cash flows of Enbridge Partners, which are summarized herein for the third quarter of 2015.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Enbridge Partners will host a conference call at 10 a.m. Eastern Time on Monday, November 2, 2015 to review its third quarter 2015 financial results. The call will be webcast live over the internet and may be accessed on Enbridge Partners’ website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/9tktgnrq

A replay will be available shortly afterward. Presentation slides and condensed financial statements will also be available at the link below.

EEP Events and Presentations:

www.enbridgepartners.com/Investor-Relations/EEP/Events-and-Presentations

Webcast link: http://edge.media-server.com/m/p/9tktgnrq

The audio portion of the live presentation will be accessible by telephone at (844) 298-9821 (Passcode: 60261890) and can be replayed for 7 days after the call by calling (855) 859-2056 (Passcode: 60261890). An audio replay will also be available for download in MP3 format from either of the website addresses above.

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NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results and business outlook. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

	Three months ended		Nine months ended
Adjusted Earnings	September 30,		September 30,
(unaudited; dollars in millions except per unit amounts)	2015	2014	2015	2014
Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$82.1	$20.5	$125.1	$157.7
Noncash derivative fair value (gains) losses
-Liquids	(1.1)	(6.5)	11.1	1.0
-Natural Gas	(5.9)	(13.6)	39.5	(8.5)
-Corporate	7.7	62.3	(24.7)	73.3
Accretion of discount on Series 1 preferred units	2.1	3.8	10.1	11.1
Make-up rights adjustment	-	1.2	(5.8)	8.5
Line 2 hydrotest expenses, net of recoveries	42.8	-	37.1	-
Line 6B incident expenses, net of recoveries	-	51.9	-	87.9
Option premium amortization	(0.6)	(1.8)	(4.2)	(3.2)
Loss on sale of non-core assets	2.4	-	2.4	-
Loss on natural gas contracts assignment	7.9	-	7.9	-
Asset impairment	-	-	9.4	-
Goodwill impairment	-	-	192.8	-
Adjusted net income	137.4	117.8	400.7	327.8
Less: Allocations to general partner	57.1	36.9	168.0	111.6
Adjusted net income allocable to common units and i-units	$80.3	$80.9	$232.7	$216.2
Weighted average common units and i-units outstanding (millions)	341.1	328.8	337.9	327.6
Adjusted net income per common unit and i-unit (dollars)	$0.23	$0.25	$0.69	$0.66

	Three months ended		Nine months ended
Liquids	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income	$253.1	$227.5	$794.9	$617.3
Noncash derivative fair value losses (gains)	(1.1)	(6.5)	11.1	1.0
Make-up rights adjustment	0.3	0.8	(5.0)	5.5
Line 2 hydrotest expenses, net of recoveries	42.8	-	37.1	-
Line 6B incident expenses, net of recoveries	-	47.9	-	81.9
Adjusted operating income	$295.1	$269.7	$838.1	$705.7

	Three months ended		Nine months ended
Natural Gas	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$5.0	$16.7	$(299.2)	$25.6
Noncash derivative fair value losses (gains)	(7.7)	(17.7)	51.9	(11.5)
Option premium amortization	(0.9)	(2.2)	(5.6)	(4.0)
Loss on sale of non-core assets	3.2	-	3.2	-
Loss on natural gas contracts assignment	10.3	-	10.3	-
Asset impairment	-	-	12.3	-
Goodwill impairment	-	-	246.7	-
Adjusted operating income (loss)	$9.9	$(3.2)	$19.6	$10.1

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ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

	Three months ended		Nine months ended
Adjusted EBITDA	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by operating activities	$407.4	$132.1	$1,054.3	$491.7
Changes in operating assets and liabilities, net of cash acquired	(88.2)	192.7	(59.7)	349.5
Interest expense(1)	80.5	74.8	239.2	220.9
Income tax expense	4.6	2.1	3.2	6.1
Allowance for equity used during construction	13.7	14.5	54.0	47.8
Option premium amortization	(0.9)	(2.2)	(5.6)	(4.0)
Line 2 hydrotest expenses, net of recoveries	42.8	-	37.1	-
Other	0.8	(7.3)	(7.2)	(4.3)
Adjusted EBITDA	$460.7	$406.7	$1,315.3	$1,107.7

Interest expense(1)	(80.5)		(239.2)
Income tax expense	(4.6)		(3.2)
Distributions in excess of equity earnings	1.5		4.9
Maintenance capital expenditures	(18.9)		(52.7)
Non-controlling interests	(109.4)		(291.0)
Distributable cash flow	$248.8		$734.1

(1)	Interest expense excludes unrealized mark-to-market net losses of $7.7 million and net gains $24.7 million for the three and nine month periods ended September 30, 2015, respectively. Interest expense excludes unrealized mark-to-market net losses of $62.3 million and $73.3 million for the three and nine month periods ended September 30, 2014, respectively.

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About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil and, through its interests in Midcoast Energy Partners, L.P. (“Midcoast Partners”), natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 17 percent of total U.S. oil imports. Midcoast Partners’ natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 2.2 billion cubic feet of natural gas daily. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

About Enbridge Energy Management, L.L.C

Enbridge Management manages the business and affairs of Enbridge Partners, and its sole asset is an approximate 15 percent limited partner interest in Enbridge Partners. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the general partner of Enbridge Partners and holds an approximate 42 percent interest in Enbridge Partners together with all of the outstanding preferred units and Class B, D and E units in Enbridge Partners. Enbridge Management is the delegate of the general partner of Enbridge Partners.

Forward Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although the Partnership believes that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) the Partnership’s ability to successfully complete and finance expansion projects or drop-down opportunities; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to Line 6B and any additional fines and penalties assessed in connection with the crude oil release on that line; (6) changes in or challenges to the Partnership’s tariff rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) permitting at federal, state and local levels in regards to the construction of new assets.

“Enbridge” refers collectively to Enbridge Inc. and its subsidiaries other than us and our subsidiaries.

Forward-looking statements regarding “drop-down” growth opportunities from Enbridge are further qualified by the fact that Enbridge is under no obligation to offer to sell us interests in its U.S. projects, and we are under no obligation to buy any such interests.    Similarly, any forward-looking statements regarding potential “drop-down” transactions of interests in Midcoast Operating to Midcoast Energy Partners are further qualified by the fact that we are under no obligation to sell to Midcoast Energy Partners, L.P. any such interests, and Midcoast Energy Partners, L.P. is under no obligation to buy any such interests.  As a result, we do not know when or if any such transactions will occur.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Report on Form 10-Q for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

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FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad, CFA	Terri Larson, APR

Toll-free: (866) EEP INFO or (866) 337-4636	Toll-free: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

Website: www.enbridgepartners.com

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